Exhibit 10.128

233 South Wacker Drive, Suite 2800
Chicago, Illinois 60606
Tel 312-234-2732
Fax 312-234-3603

Bank of America N. A.

TO:	Mandalay Resort Group 2880 Las Vegas Blvd-South Las Vegas, NV 89109
ATTN:	Amy Preiss
TEL:	702 632 6820
FAX:	702 632 6822
FROM:	Bank of America, N.A. 233 South Wacker Drive—Suite 2800 Chicago, Illinois 60606 Robert OHara / Eric Borden
Date:	05APR04

Our Reference No. 3218738

Internal Tracking Nos. 13109654

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Mandalay Resort Group and Bank of America, N.A. (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below (the "Agreement").

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1.  This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as the parties will in good faith agree. Upon the execution by the parties of such an agreement, this Confirmation will supplement, forma part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until the parties execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between the parties (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if the parties had executed an agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between the parties. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

In this Confirmation "Party A" means Bank of America, N.A. and "Party B" means Mandalay Resort Group.

2.  The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 250,000,000.00
Trade Date:	02APR04
Effective Date:	06APR04
Termination Date:	31JUL09
Fixed Amounts:
Fixed Rate Payer:	Party A
Fixed Rate Payer Payment Dates:	The 31st of each January and July commencing 31JUL04 and ending 31JUL09, subject to adjustment in accordance with the Modified Following Business Day Convention. No Adjustment Of Period End Dates.
Fixed Rate Player Period End Dates:	The 31st of each January and July, commencing on 31st July 2004 and ending on the Termination Date. No adjustment.
Fixed Rate:	6.50000%
Fixed Rate Day Count Fraction:	30/360
Floating Amounts:
Floating Rate Payer:	Party B
Floating Rate Payer Payment Dates:	The 31st of each January and July, commencing 31JUL04 and ending 31JUL09, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate for initial Calculation Period:	TO BE SET
Floating Rate Option:	USD-LIBOR-BBA
Averaging:	Inapplicable
Designated Maturity:
6 Month, provided that Linear Interpolation will apply to the Initial Calculation Period by reference to two rates based on the Floating Rate Option, one of which shall be determined as if the Designated Maturity were 3 months and the other of which shall be determined as if the Designated Maturity were 4 months.
Spread:	Plus 2.58000%
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The last day of each Calculation Period
Compounding:	Inapplicable
Business Days:	New York, London
Calculation Agent:	Party A

  Credit Support Documents:

  In addition to any Credit Support Documents specified in the Agreement, the following shall be Credit Support Documents with respect to Party B:

    (i)
    each agreement or document providing for collateral or security for the obligations of Party B hereunder.

Credit Support Providers:

  In addition to any Credit Support Providers specified in the Agreement, the following shall be Credit Support Providers with respect to Party B:

  (i)
  any person executing a Credit Support Document with respect to Party B.

Party B agrees and acknowledges that any and all Collateral, guarantees, or security interests heretofore or hereafter pledged, guaranteed, or granted to Party A pursuant to a Credit Agreement, guarantee, or related document shall also serve as collateral security for or guarantee of the obligations of Party B hereunder and Party B hereby grants to Party A a continuing security interest in any and all Collateral heretofore or hereafter pledged to Party A pursuant to a Credit Agreement or related document as security for any and all obligations of Party B hereunder. Party B agrees to cause any security interest granted pursuant to any Credit Agreement or related document to specifically include the obligations of Party B hereunder as secured obligations thereunder. As used herein, (a) "Credit Agreement" means any note, instrument, agreement or other document for borrowed money now or hereafter entered into between Party A and Party B, as the same may be amended, modified, supplemented, restated or replaced from time to time with the consent of Party A and (b) "Collateral" means any or all accounts, equipment, general intangibles, instruments, inventory, intellectual property and all proceeds and products of such in which Party B has an ownership interest or any other property which may be included or more specifically defined in such Credit Agreement.

Additional Termination Event.

  Additional Termination Event will apply. The following event shall constitute an Additional Termination Event with respect to which Party B shall be the Affected Party:

  (i)
  If Party B fails to execute and deliver to Party A an ISDA Master Agreement in form and substance satisfactory to Party A on or before July 31, 2004.

3.     Recording of Conversations:

  Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.

4.     Account Details:

  Account for payments to Party A:

    USD

  We will debit your account.
  NAME: Bank of America
  ABA #: CA
  ACCT: 1257501024
  Mandalay Resort Group

  Account for payments to Party B:

    USD

  NAME: Bank of America
  ABA #: CA
  NAME: Mandalay Resort Group
  ACCT: 1257501024

5.     Offices:

  The Office of Party A for this transaction is:    Charlotte, NC

  Please send reset notices to fax no. (312-234-3603)

  The Office of Party B for this Transaction is:    Nevada, USA

Governing Law:    The Laws of the State of New York (without reference to the conflict of laws provisions thereof)

Credit Support Document:    As per Agreement (and Credit Support Annex if applicable).

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations at (fax no.(312) 234-3603).

Yours Sincerely,
Bank of America, N.A.
/s/ DAVE WALKER Dave Walker Senior Vice President
Authorized Signatory
Accepted and confirmed as of the date first written:
Mandalay Resort Group
By:	/s/ LES MARTIN
Name:	Les Martin
Title:	V.P. C.A.O. and Treasurer
Our Reference # 3218738